EXHIBIT 99.2
Audited Financial Statements
The NTI Group, Inc.
Years Ended December 31, 2007, 2006 and 2005

The NTI Group, Inc.
Audited Financial Statements
Years Ended December 31, 2007, 2006 and 2005
Contents

Report of Independent Auditors	1

Financial Statements

Balance Sheets Statements of Operations	2 3
Statements of Stockholders’ Equity	4
Statements of Cash Flows	5
Notes to Financial Statements	6

Report of Independent Auditors
The Board of Directors
The NTI Group, Inc.
We have audited the accompanying balance sheets of The NTI Group, Inc. (the Company) as of December 31, 2007 and 2006, and the related statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis or our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The NTI Group, Inc. at December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.
As discussed in Note 1 to the financial statements, The NTI Group, Inc. adopted Statement of Financial Accounting Standards No. 123R effective January 1, 2006.
/s/ Ernst & Young LLP
Los Angeles, California
February 29, 2008

The NTI Group, Inc.
Balance Sheets

	December 31
	2007	2006

Assets
Current assets:
Cash and cash equivalents	$2,714,165	$576,662
Restricted cash	888,000	—
Accounts receivable, net of allowance for doubtful accounts of $100,000 and $75,000 for 2007 and 2006, respectively	8,374,962	4,904,884
Unbilled accounts receivable	857,613	404,819
Prepaid expenses	963,910	576,157
Other current assets	854,888	677,754

Total current assets	14,653,538	7,140,276

Property and equipment, net	2,192,115	1,528,972
Goodwill	8,550,069	8,550,069
Intangibles, net of accumulated amortization of $2,545,326 and $2,401,851 in 2007 and 2006, respectively	—	143,475
Other assets	445,397	39,642

Total assets	$25,841,119	$17,402,434

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$239,567	$68,133
Accrued expenses	2,258,925	2,401,398
Accrued compensation and benefits	1,370,727	840,455
Deferred revenue	21,487,430	13,505,549
Other current liabilities	283,166	319,778

Total current liabilities	25,639,815	17,135,313

Commitments and contingencies

Stockholders’ equity:
Common stock, $.0001 par value; 50,000,000 shares authorized, 47,072,787 (2007) and 47,766,666 (2006) issued and outstanding	4,708	4,777
Additional paid-in capital	12,022,697	11,975,890
Accumulated deficit	(11,826,101)	(11,713,546)

Total stockholders’ equity	201,304	267,121

Total liabilities and stockholders’ equity	$25,841,119	$17,402,434

See accompanying notes.

The NTI Group, Inc.
Statements of Operations

	Years Ended December 31
	2007	2006	2005

Revenues	$30,465,519	$19,049,280	$9,741,035
Cost of revenues:
Messaging distribution	8,079,769	4,510,686	2,267,410
Client care and technical support	2,421,018	1,729,435	1,153,877
Data costs	648,647	213,785	—
Hosting	606,517	245,601	87,057

Total cost of revenues	11,755,951	6,699,507	3,508,344

Gross profit	18,709,568	12,349,773	6,232,691

Costs and expenses:
Marketing and sales	8,744,285	7,515,617	4,001,210
Technology, general and administrative	8,252,230	6,755,982	4,644,236
Depreciation and amortization	1,023,489	1,416,598	1,098,530

Total costs and expenses	18,020,004	15,688,197	9,743,976

Income (loss) before interest and other expenses	689,564	(3,338,424)	(3,511,285)

Interest expense, net of income	1,005,070	733,924	255,438
Other expenses (income)	(32,119)	219,082	(8,880)

Total interest and other expenses	972,951	953,006	246,558

Loss before income taxes	(283,387)	(4,291,430)	(3,757,843)
Income taxes	9,427	4,930	3,348

Net loss	$(292,814)	$(4,296,360)	$(3,761,191)

See accompanying notes.

The NTI Group, Inc.
Statements of Stockholders’ Equity

	Common Stock		Additional	Accumulated	Subscriptions
	Shares	Amount	Paid-in Capital	Deficit	Receivable	Total

Balance at December 31, 2004	45,000,000	$4,500	$10,811,058	$(3,655,995)	$(1,000)	$7,158,563
Other	—	—	(1,000)	—	1,000	—
Net loss	—	—	—	(3,761,191)	—	(3,761,191)

Balance at December 31, 2005	45,000,000	4,500	10,810,058	(7,417,186)	—	3,397,372
Exercise of stock options	2,766,666	277	829,723	—	—	830,000
Share-based compensation	—	—	336,109	—	—	336,109
Net loss	—	—	—	(4,296,360)	—	(4,296,360)

Balance at December 31, 2006	47,766,666	4,777	11,975,890	(11,713,546)	—	267,121
Exercise of stock options	56,121	6	16,476	—	—	16,482
Contribution of common stock	(750,000)	(75)	(180,184)	180,259	—	—
Share-based compensation	—	—	210,515	—	—	210,515
Net loss	—	—	—	(292,814)	—	(292,814)

Balance at December 31, 2007	47,072,787	$4,708	$12,022,697	$(11,826,101)	$—	$201,304

See accompanying notes.

The NTI Group, Inc.
Statements of Cash Flows

	Years Ended December 31
	2007	2006	2005

Operating activities
Net loss	$(292,814)	$(4,296,360)	$(3,761,191)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,023,489	1,416,598	1,098,530
Share-based compensation expense	210,515	296,109	40,000
Loss on sublease	—	75,236	—
Changes in assets and liabilities:
Accounts receivable	(3,470,078)	(1,508,594)	(2,147,775)
Unbilled accounts receivable	(452,794)	209,434	(614,253)
Prepaid expenses	(387,753)	(391,782)	(125,706)
Other current assets	(177,134)	(225,189)	(348,682)
Accounts payable	171,434	(59,234)	(79,726)
Accrued expenses	(142,473)	424,868	1,429,483
Accrued compensation and benefits	530,272	135,673	415,857
Deferred revenue	7,981,881	4,524,228	5,004,580
Other current liabilities	(36,612)	255,329	(78,681)

Net cash provided by operating activities	4,957,933	856,316	832,436

Investing activities
Other assets	(405,755)	(6,053)	—
Purchases of property and equipment	(1,543,157)	(1,152,444)	(666,113)

Net cash used in investing activities	(1,948,912)	(1,158,497)	(666,113)

Financing activities
Proceeds from line of credit	8,912,787	1,500,000	—
Repayment of line of credit	(8,912,787)	(2,500,000)	(380,000)
Proceeds from stock option exercises	16,482	830,000	—

Net cash provided by (used in) financing activities	16,482	(170,000)	(380,000)

Net increase (decrease) in cash	3,025,503	(472,181)	(213,677)
Cash and cash equivalents at beginning of period	576,662	1,048,843	1,262,520

Cash and cash equivalents at end of period	$3,602,165	$576,662	$1,048,843

Supplemental cash flow information
Cash payments for interest	$982,031	$695,555	$220,030

Noncash financing activity:
Common stock contribution	$180,259	$—	$—

Common stock subscription	$—	$—	$(1,000)

See accompanying notes.

The NTI Group, Inc.
Notes to Financial Statements
December 31, 2007
1. Summary of Significant Accounting Policies
Description of Business
The NTI Group, Inc. (the Company) is a privately held company that offers time sensitive communication, notification and community outreach solutions designed primarily for the educational and municipal markets. The Company began operations in March 2004, when it acquired the assets of The Partnership for Academic and Community Excellence, LLC (PACE) and Avante Global, LLC (AG). The Company was incorporated in California on January 13, 2004, and prior to the acquisitions had no operations.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the recorded amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Concentration of Credit Risk
Financial instruments that subject the Company to concentration of credit risk consist primarily of accounts receivable. Concentration of credit risk with respect to accounts receivable is generally diversified due to the large number of entities comprising the Company’s credit customer base. The Company’s credit customers are principally governmental agencies located in the United States. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential credit losses. Such losses have historically been within management’s expectations. No customers exceeded 10% of revenue for 2007, 2006 and 2005.
Risks and Uncertainties
The Company depends on three vendors for its message distribution, the major component of its communication solution offered to educational institutions and municipalities. As of December 31, 2007, 2006, and 2005, the cost of message distribution was approximately $8,080,000, $4,511,000, and $2,267,000 or 68.7%, 67.3%, and 64.6%, respectively, of total cost of revenue.

The NTI Group, Inc.
Notes to Financial Statements (continued)
1. Summary of Significant Accounting Policies (continued)
Cash and Cash Equivalents
Cash and cash equivalents include short-term, highly liquid investments with original maturities of three months or less.
Restricted Cash
As of December 31, 2007, the Company has secured two outstanding letters of credit totaling approximately $888,000 collateralized by cash. These letters of credit were originally secured under the $5,000,000 guaranteed line of credit which the Company allowed to expire on December 29, 2007.
Unbilled Accounts Receivable
Most contracts have accounts receivable billing terms that occur at the inception of the contractual period. However, in certain contracts the billing terms occur at the end of a monthly period, have installment provisions or require third-party processing and approvals prior to billing that require a portion of the receivable that has been earned to be recorded as unbilled. Once the conditions for billing are satisfied, the contract is invoiced and the unbilled accounts receivable balance is adjusted accordingly.
Property and Equipment
Property and equipment is stated at cost. Depreciation is provided on the straight-line method. The estimated useful lives of the assets are as follows:

Useful Life
in Years
Computer hardware	3
Computer software	1.5
Furniture and fixtures	7
Leasehold improvements	(4.17-5.83, representing lease term)
Other equipment	7
Repairs and maintenance are expensed as incurred.

The NTI Group, Inc.
Notes to Financial Statements (continued)
1. Summary of Significant Accounting Policies (continued)
Long-Lived Assets
The Company evaluates the recoverability of its long-lived tangible and intangible assets (excluding goodwill) whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flows from the assets are less than their carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the asset.
Intangible assets with determinate lives are amortized using the straight-line method over the assets’ estimated useful lives, which were determined to be three years.
Goodwill
The Company accounts for goodwill in accordance with Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 requires that existing and future goodwill not be amortized, but written down, as needed, based upon an impairment analysis that must occur, at least annually, or sooner if an event occurs or circumstances change that would more likely than not result in an impairment loss. There was no goodwill impairment in 2007 or 2006.
Revenue Recognition
The Company’s revenues are based on amounts billed and unbilled, including upfront setup fees, and are recognized as revenue as earned on a straight-line basis over the life of the contract.
Cost of Revenues
Cost of revenues consists of expenses associated with the distribution of messages, web-hosting, data costs, client care and direct technology support.

The NTI Group, Inc.
Notes to Financial Statements (continued)
1. Summary of Significant Accounting Policies (continued)
Income Taxes
The Company accounts for income taxes using the liability method. Under this method, deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates in effect for the years in which the differences are expected to reverse. Deferred income tax expense (credit) represents the change in net deferred tax assets and liabilities during the year. Income tax expense generally consists of minimum state income taxes.
Fair Value of Financial Instruments
The carrying amounts of the Company’s financial instruments including cash and liabilities under the line of credit approximated the related fair values due to the short-term nature of these items.
Share-Based Compensation Plan
Effective January 1, 2006, the Company adopted SFAS No. 123R, Share-Based Payment (SFAS No. 123R), which establishes accounting for share-based awards exchanged for employee services and requires companies to expense the estimated fair value of these awards over the requisite employee service period. Under SFAS No. 123R, share-based compensation cost is determined at the grant date using an option-pricing model. The value of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the employee’s requisite service period. The Company accounts for option and warrant grants to nonemployees generally within the scope of SFAS No. 123R except that they are measured using the guidance of Emerging Issue Task Force No. 96-18, whereby the fair value of such option and warrant grants are determined using the Black-Scholes option-pricing model at the earlier of the date at which the nonemployee’s performance is completed or a performance commitment is reached.

The NTI Group, Inc.
Notes to Financial Statements (continued)
1. Summary of Significant Accounting Policies (continued)
Litigation and Contingencies
In accordance with SFAS No. 5, Accounting for Contingencies, amounts associated with litigation and contingencies are recorded as charges against earnings when management, after taking into consideration the facts and circumstances of each matter, including any settlement offers, has determined that it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated.
Reclassifications
Certain prior year reported amounts have been reclassified in order to conform to the current year financial statement presentation.
Recent Accounting Pronouncements
In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (FIN 48). This interpretation clarifies the application of SFAS No. 109, Accounting for Income Taxes, by defining a criterion that an individual tax position must meet for any part of the benefit of that position to be recognized in an enterprise’s financial statements, and also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006, but earlier adoption is permitted. The Company will adopt FIN 48 no later than the first quarter of fiscal 2008. The Company does not believe the adoption of FIN 48 will have a significant impact on its financial position and results of operations.
In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 establishes a framework for measuring fair value in generally accepted accounting principles, clarifies the definition of fair value and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the application of SFAS No. 157 may change current practice for some entities. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company will adopt SFAS No. 157 in the first quarter of fiscal 2009. The Company is currently assessing the impact that the adoption of SFAS No. 157 will have on its financial position and results of operations.

The NTI Group, Inc.
Notes to Financial Statements (continued)
1. Summary of Significant Accounting Policies (continued)
In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, which permits entities to choose to measure at fair value eligible financial instruments and certain other items that are not currently required to be measured at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company will adopt SFAS No. 159 no later than the first quarter of fiscal 2008. The Company is currently assessing the impact the adoption of SFAS No. 159 will have on its financial position and results of operations.
In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (SFAS 141(R)). This Statement provides greater consistency in the accounting and financial reporting of business combinations. It requires the acquiring entity in a business combination to recognize all assets acquired and liabilities assumed in the transaction, establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to disclose the nature and financial effect of the business combination. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008. The Company will adopt FAS 141(R) in fiscal 2009 and is currently assessing the impact the adoption will have on its financial position and results of operations.
In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements (FAS 160). This Statement amends Accounting Research Bulletin No. 51, Consolidated Financial Statements, to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company will adopt SFAS 160 in fiscal 2009 and is currently assessing the impact the adoption will have on its financial position and results of operations.

The NTI Group, Inc.
Notes to Financial Statements (continued)
2. Goodwill and Amortizable Intangibles

	December 31
	2007	2006

Indefinite life intangibles:
Goodwill	$8,550,069	$8,550,069

Amortizable intangibles:
Purchased customer relationships	$1,822,895	$1,822,895
Purchased technology	722,431	722,431

	2,545,326	2,545,326
Less accumulated amortization	(2,545,326)	(2,401,851)

Net amortizable intangibles	$—	$143,475

All of the Company’s amortizable intangibles are being amortized on a straight-line basis over three years. Amortization expense during 2007, 2006 and 2005 was approximately $143,000, $848,000, and $848,000, respectively.
3. Property and Equipment
Property and equipment consists of:

	December 31
	2007	2006

Computer hardware and software	$3,338,692	$1,809,401
Office furniture and equipment	310,827	296,961
Leasehold improvements	363,497	363,497

	4,013,016	2,469,859
Less accumulated depreciation	(1,820,901)	(940,887)

Net property and equipment	$2,192,115	$1,528,972

The NTI Group, Inc.
Notes to Financial Statements (continued)
4. Line of Credit
The Company had a $5,000,000 line of credit for working capital purposes which the Company allowed to expire on December 29, 2007. The credit facility was guaranteed by an entity related to a shareholder and secured by a UCC filing on all of its assets. The interest rate was at prime plus 1%. No amounts were outstanding as of December 31, 2007 and 2006. At December 31, 2005, $1,000,000 was outstanding under the line of credit. No compensating balances were required under the credit facility.
Effective April 27, 2006, the Company entered into a $3,750,000 gross ($3,000,000 net) line of credit against qualified and eligible accounts receivable. The credit facility is secured by a UCC-filing of all of its assets. The interest rate is prime plus 6.5% and includes an additional monthly collateral handling fee of 0.25% of each gross receivable financed. At December 31, 2007 and 2006, no balances were outstanding under the line of credit.
5. Income Taxes
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s net deferred income taxes are as follows:

	December 31
	2007	2006

Deferred tax assets (liabilities):
Amortization	$3,494,813	$3,755,173
Net operating loss carryforwards	3,449,034	3,782,838
Deferred rent	109,486	127,900
Accrued compensation and benefits	95,549	43,706
Depreciation	47,291	24,487
Allowance for bad debts	39,996	29,997
Charitable contribution limitation	36,463	30,463
Alternative minimum tax and other tax credits	9,427	—
Loss on sublease	4,001	15,579
State income taxes	10,138	1,841
Prepaid expenses	(19,429)	(15,172)
Valuation allowance	(7,276,769)	(7,796,812)

Net deferred tax assets	$—	$—

The NTI Group, Inc.
Notes to Financial Statements (continued)
5. Income Taxes (continued)
The Company has a net operating loss carryforward of approximately $7,700,000 at December 31, 2007 for federal and state. These NOLs begin to expire between fiscal years 2009 and 2027. The Company has recorded a full valuation allowance against any net deferred tax asset as realization is dependent on generating sufficient taxable income in the future.
6. Related-Party Transactions
An affiliated entity provides certain management services to the Company in exchange for a management fee. Total expense related to these services was $531,000 in 2007, $259,000 in 2006, and $250,000 in 2005, respectively. In 2007, 2006 and 2005, the Company paid the affiliated entity $750,000, $500,000 and $100,000, respectively, for loan and loan guarantee fees.
In conjunction with the resignation of the founder of PACE and AG, the Company agreed to make payments totaling $660,000 and to issue options to purchase 500,000 shares of common stock. The Company recorded a charge of $700,000 related to the severance package including a $40,000 charge related to the issuance of options as determined by the Black-Scholes valuation model.
7. Commitments and Contingencies
Litigation
The Company, from time to time, is involved in various legal matters in its normal course of business. Management of the Company believes that the ultimate outcome of these proceedings, individually or in the aggregate, will not result in any amount material to the Company’s financial position or results of operations.
On January 28, 2008, the Company was served with a lawsuit alleging patent infringement seeking unspecified monetary damages and injunctive relief. The Company settled the matter on January 31, 2008.

The NTI Group, Inc.
Notes to Financial Statements (continued)
7. Commitments and Contingencies (continued)
Operating Leases
The Company leases its facilities. Rent expense was approximately $806,000, $767,000, and $219,000 for the years ended December 31, 2007, 2006 and 2005, respectively.
In February 2006, the Company entered into a 70-month sublease agreement for new space to replace the existing facility. The lease does not contain additional options to extend the lease term. The Company located a subtenant for its original space, which has eight months remaining on the lease as of December 31, 2007, and recognized a loss of approximately $75,000 on the accompanying statement of operations for the year ended December 31, 2006. Future minimum lease payments under the two lease agreements as of December 31, 2007, are as follows:

2008	$720,000
2009	694,000
2010	694,000
2011	694,000
2012	58,000

$2,860,000

8. Stock Option Plan
On March 21, 2006, the Board of the Company approved and adopted certain equity incentive plans and agreements (the Plans). The Plans provide for the grant of nonqualified stock options and restricted stock with respect to 5,000,000 shares of the Company’s common stock to eligible individuals including directors, officers, employees, consultants and others. The term of these option grants shall not exceed ten years from the grant date and shall not be less than 100% of the fair market value per share of the Company’s common stock on the date of the grant. These option grants are vested over three years and their exercisability varies.
To accommodate higher than anticipated grants, the Company amended the Plan in April 2007 increasing the number of shares from 5,000,000 to 5,750,000. These 750,000 additional shares were contributed from the holdings of the Company’s largest shareholder without any associated consideration.

The NTI Group, Inc.
Notes to Financial Statements (continued)
8. Stock Option Plan (continued)
Employee share-based compensation expense recognized in 2007, 2006 and 2005 was calculated based on awards ultimately expected to vest. SFAS No. 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.
For the years ended December 31, 2007 and 2006, share-based compensation expense recognized under SFAS No. 123R totaled $210,515, and $296,109, respectively. At December 31, 2007, there was $285,518 of total unrecognized compensation expense related to nonvested share-based compensation under this plan.
Valuation Assumptions
In accordance with SFAS 123, the Company previously measured employee stock option related compensation expense using the minimum value method for grants prior to adopting SFAS No. 123R. Subsequent to the adoption of SFAS No. 123R in January 2006, the Company determined compensation expense using the Black-Scholes method.

	2007	2006

Risk-free interest rate	4.6%-4.8%	4.5%-5.0%
Dividend rate	0%	0%
Volatility	40%	40%
Expected life of option	3.3-3.8 years	4-4.8 years
Option valuation models require the input of subjective assumptions and these assumptions can vary over time. The risk free interest rate was derived from the U.S. Treasury yield in effect at the time of grant with terms similar to the contractual life of the option. The expected life of the options and the volatility factors were based on the Company’s best estimates.

The NTI Group, Inc.
Notes to Financial Statements (continued)
8. Stock Option Plan (continued)
A summary of the Company’s stock option activity for the years ended December 31, 2007 and 2006, is presented below:

		Weighted-
		Average	Weighted-
		Remaining	Average
	Number of	Contractual	Exercise
	Options	Life	Price

Balance at December 31, 2005	—	—	$—
Options granted	4,849,250		0.31
Options exercised	(2,766,666)		0.30
Options cancelled	(109,500)		0.35

Balance at December 31, 2006	1,973,084	9.25	0.31
Options granted	609,000		1.18
Options exercised	(56,121)		0.34
Options canceled	(9,903)		1.29

Balance at December 31, 2007	2,516,060	8.54	$0.52

Exercisable at December 31, 2007	1,337,233		$0.35

As of December 31, 2007, 411,153 shares are available for the future grant under the Plans.
9. Subsequent Event
Subsequent to year-end, the Company was acquired by Blackboard, Inc. (Blackboard) a leading provider of enterprise software and services to the education community. Blackboard acquired the Company for $182 million in cash and stock, subject to certain adjustments. The final purchase price included approximately $132 million in cash and $50 million in shares of Blackboard’s common stock subject to certain adjustments. In addition, up to $17 million in consideration may be paid in stock based on attainment of certain financial targets over the two years following the close of the acquisition.